BT INVESTMENT PORTFOLIOS

                                    EXHIBIT D
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                            MADE AS OF APRIL 28, 1993
                                     BETWEEN
               BT INVESTMENT PORTFOLIOS AND BANKERS TRUST COMPANY

                          AS REVISED: December 23, 1999


Asset Management Portfolio II..............................................0.10%

Asset Management Portfolio III.............................................0.10%

BT PreservationPlus Portfolio..............................................0.05%

Equity 500 Equal Weighted Index Portfolio..................................0.05%

EAFE(R) Equity Index Portfolio.............................................0.10%

Latin American Equity Portfolio............................................0.20%

Liquid Assets Portfolio....................................................0.05%

Pacific Basin Equity Portfolio.............................................0.25%

Small Cap Portfolio........................................................0.05%

Small Cap Index Portfolio..................................................0.05%

U.S. Bond Index Portfolio..................................................0.05%

BT PreservationPlus Income Portfolio.......................................0.05%

European Equity Portfolio..................................................0.15%

Global Equity Portfolio....................................................0.15%

Quantitative Equity Portfolio..............................................0.15%



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         IN WITNESS WHEREOF, the parties hereto have caused this Amended Exhibit
D to the Administration and Services Agreement between BT INVESTMENT PORTFOLIOS and BANKERS TRUST COMPANY, to be executed in their names and on their behalf by and through their duly authorized officers, as of December 23, 1999.


                                                 BT INVESTMENT PORTFOLIOS


                                                 By:      /s/Daniel O. Hirsch
                                                 Name:    Daniel O. Hirsch
                                                 Title:   Secretary


                                                 BANKERS TRUST COMPANY


                                                 By:      /s/Ross Youngman
                                                 Name:    Ross Youngman
                                                 Title:   Managing Director